UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 28, 2017

INDEPENDENT BANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan	0-7818	38-2032782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 East Beltline Grand Rapids, Michigan	49525
(Address of principal executive office)	(Zip Code)

Registrant's telephone number,
including area code:
(616) 527-5820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 28, 2017, the Board of Directors of Independent Bank Corporation (the "Company") appointed Michael J. Cok to the Board of Directors of the Company and its wholly-owned subsidiary, Independent Bank.  Since March 2013, Mr. Cok has served as Chief Operating Officer – Farmers Specialty, a division of Farmers Group, Inc., which operates as a manager of the insurance operations of the Farmers Insurance Group of Exchanges (Farmers Insurance Exchange, Fire Insurance Exchange and Truck Insurance Exchange).  Mike also serves as Vice President of Foremost Insurance Company of Grand Rapids, Michigan and its subsidiaries, which are wholly-owned subsidiaries of the Exchanges.  Farmers Group, Inc. is a wholly-owned subsidiary of the Zurich Insurance Group Ltd. family of insurance companies.  Farmers Specialty provides a variety of specialty, personal lines insurance products throughout the United States.  Mr. Cok is a certified public accountant and is active in a variety of charitable and civic organizations.

In connection with the appointment of Mr. Cok to the Board of Directors, the Board increased the size of the Board from ten members to eleven members.  Mr. Cok was appointed to the Audit Committee of the Board of Directors and will serve in the class of directors whose terms expire in 2019.

Item 9.01	Financial Statements and Exhibits

99.1	Press release announcing the appointment of Michael J. Cok to the Board of Directors of Independent Bank Corporation and Independent Bank, issued by the Company on June 30, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Date: June 30, 2017	s/	Robert N. Shuster
	By:	Robert N. Shuster
	Its:	Executive Vice President and
Chief Financial Officer